Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to the Employment Agreement dated as of July 5, 2016 (the “Employment Agreement”), dated as of May 5, 2017 (this “Amendment”), is by and among Lilis Energy, Inc., a Nevada corporation (the “Company”), and Abraham Mirman (“Executive”).

WHEREAS, the parties hereto desire to amend the Employment Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.        Cash Incentive Bonus. Section 5.3 of the Employment Agreement is hereby deleted and replaced in its entirety to read as follows:

“5.3        Reserved.”

2.       Additional Representations and Warranties. This Amendment and the Employment Agreement, as amended hereby, constitute the legal, valid and binding obligations of the parties hereto and are enforceable against each of the parties hereto in accordance with their respective terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.       Governing Law. This Amendment shall be governed, construed and enforced in accordance with the Laws of the State of New York without giving effect to the principles of conflicts of law thereof.

4.       Effect on the Employment Agreement. The Employment Agreement is not modified or amended other than as expressly indicated herein, and all other terms and conditions of the Employment Agreement shall remain in full force and effect. The Employment Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified and confirmed. Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the parties, nor constitute a waiver of any provision of the Employment Agreement (or an agreement to agree to any future amendment, waiver or consent).

5.       Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

[Signature on the following page]

IN WITNESS WHEREOF, Lilis and Executive have caused this Amendment to executed as of the date first written above.

LILIS ENERGY, INC.

By:	/s/ General Merrill McPeak
	Name:	General Merrill McPeak
	Title:	Chairman of the Compensation Committee

EXECUTIVE

By:	/s/ Abraham Mirman
	Name:	Abraham Mirman
	Title:	Chief Executive Officer